UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006

SBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4000 Executive Parkway, Suite 200 San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 355-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Approval of Executive Severance Agreement

On August 4, 2006, the Board of Directors of SBE, Inc. (the “Company”) approved the Executive Severance Agreement for Nelson Abal, Vice President, Sales of the Company. Mr. Abal entered into the Company’s standard Executive Severance Benefits Agreement, which provides that if, within six months after a change in control of the Company, Mr. Abal’s employment is terminated by the Company without cause or Mr. Abal resigns for certain reasons specified in the agreement, then Mr. Abal would be entitled to receive severance payments equal to six months of his then base salary, acceleration in full of all outstanding options held by him and a pro rata portion of any bonus to which he would have been entitled had his employment continued.

The foregoing description of the Executive Severance Benefits Agreement is not complete and is qualified in its entirety by reference to the Executive Severance Benefits Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

10.1 Executive Severance Benefits Agreement between the Company and Nelson Abal, dated August 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 7, 2006

SBE, Inc.

By:	/s/ David Brunton
David Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Executive Severance Benefits Agreement between the Company and Nelson Abal dated August 4, 2006.